UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 25, 2013 (February 25, 2013)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.

(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

212 West 35th Street, Second Floor, New York, NY 10001

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services, Inc.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Unless required, Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company concluded today that, based upon management’s preliminary review, it expects to restate its financial statements for the 2011 year end and quarterly periods ending March 31, 2012, June 30, 2012 and September 30, 2012. As a result of this decision by the Audit Committee of the Board of Directors, in which management concurs, investors should no longer rely on the Company’s historical financial statements, nor the reports of CohnReznick LLP (formerly J.H. Cohn LLP), the Company’s independent registered public accounting firm, for the year ended December 31, 2011.

The expected restatement relates to understated merchant chargeback reserves in each of the affected periods. Based on the Company’s preliminary analysis, the Company expects that the correction of the understatements are likely to require a previously announced cumulative charge against after-tax earnings of approximately $1.5 million be spread over the affected periods primarily during 2012. This charge to earnings was reflected in the Company’s previous 2012 annual guidance, which guidance remains unchanged at EPS-diluted earnings per share of $0.14 - $0.15 and after tax net income of $9 - $9.5 million.

Management identified the matter through an internal review of its chargeback reserves. The incident involved violations of Company policies and procedures by a member of senior management in our Electronic Payment Processing segment which resulted in the misstatement of chargeback loss reserves for a group of merchants under a single independent sales agent. The Audit Committee of the Company has initiated a forensic investigation with respect to the areas in which the former employee was involved, as well as a review of what steps may be appropriate to ensure future compliance with the Company’s accounting policies and practices relating to merchant chargeback reserves and to determine if the foregoing matter requires modification of its conclusions regarding the effectiveness of the Company’s internal controls over financial reporting. The actual amounts of the adjustments to be made in each of the affected periods are being determined by management and will be audited by year and reviewed by quarter by CohnReznick LLP.

The Company expects to file its restated financial statements with the Securities and Exchange Commission on or about March 31, 2013 or as soon as practicable following completion of the Audit Committee’s investigation.

The Audit Committee and the Company’s management have discussed the matters set forth in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: February 25, 2013	/s/ Barry Sloane
Barry Sloane
Chairman of the Board and Chief Executive Officer